Exhibit 10.1

August 25, 2024

Dril-Quip, Inc.

2050 West Sam Houston Parkway S., Suite 1100

Houston, Texas 77042

Attention: James Webster

Email: James_Webster@dril-quip.com

Innovex Downhole Solutions, Inc.

19210 Kenswick Drive

Humble, Texas 77338

Attention: Adam Anderson

Email: adam.anderson@innovex-inc.com

Attention: Kendal Reed

Email: kendal.reed@innovex-inc.com

VIA EMAIL

Re:	Waiver of Conditions Precedent

Reference is made to the Agreement and Plan of Merger, dated as of March 18, 2024, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of June 12, 2024, and as may be further amended from time to time (the “Merger Agreement”), by and among Innovex Downhole Solutions, Inc., a Delaware corporation (the “Company”), Dril-Quip, Inc., a Delaware corporation (“Parent”), Ironman Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent, and DQ Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent. Each of Parent and the Company are referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used and not defined in this Waiver (the “Waiver”) have the meanings given to such terms in the Merger Agreement.

WHEREAS, pursuant to Section 5.3(a)(iv) and Section 6.6(d) of the Merger Agreement, the Parent Board is required to include the Parent Recommendation, which includes a recommendation to Parent Stockholders to vote to approve the Parent Certificate of Incorporation Amendment, in the Proxy Statement/Prospectus;

WHEREAS, pursuant to Section 6.6(d) of the Merger Agreement, the Parent Board may not change, withhold, withdraw, qualify or modify, or publicly propose to change, withhold, withdraw, qualify or modify, in a manner adverse to Company, the Parent Recommendation, including a recommendation to Parent Stockholders to vote to approve the Parent Certificate of Incorporation Amendment, in the Proxy Statement/Prospectus;

WHEREAS, the Parent Stockholder Approval, including approval of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote on the Parent Certificate of Incorporation Amendment (the “Charter Approval”) is a condition to the Mergers; and

WHEREAS, pursuant to Section 9.11 of the Merger Agreement, any Party may waive compliance with any of the agreements or conditions contained in the Merger Agreement for the benefit of such Party in an instrument in writing signed by such Party.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to the following:

1. The Company hereby waives any requirement under Section 5.3(a)(iv), Section 6.6(d) and any other relevant provision of the Merger Agreement that would prohibit Parent from withdrawing the proposals to approve the Parent Certificate of Incorporation Amendment and the related non-binding corporate governance matters, including the Parent Recommendation with respect to same, from the Proxy Statement/Prospectus. The Company further agrees that such withdrawal shall not constitute a Parent Change of Recommendation for any purpose under the Merger Agreement, including Article VIII thereof, and hereby waives any rights associated with such withdrawal.

2. Solely with respect to the Charter Approval, Parent and Company hereby waive the condition set forth in Section 7.1(b) of the Merger Agreement that the Parent Stockholder Approval shall have been duly obtained at or prior to and as of the Effective Time. For the avoidance of doubt, Parent and Company do not waive the condition set forth in Section 7.1(b) of the Merger Agreement with respect to the Parent Stock Issuance.

3. The Company hereby waives the condition set forth in Section 7.2(h) of the Merger Agreement that the Parent Certificate of Incorporation Amendment shall have been duly filed with the Secretary of State of the State of Delaware at or prior to and as of the Effective Time in the form attached to the Merger Agreement as Exhibit A.

4. Parent and Company hereby waive the right set forth in Section 8.1(b)(iii) of the Merger Agreement to terminate the Merger Agreement if, at the conclusion of the Parent Meeting, the Parent Stockholder Approval shall not have been obtained solely with respect to the Charter Approval. For the avoidance of doubt, Parent and Company do not waive the right to terminate set forth in Section 8.1(b)(iii) of the Merger Agreement with respect to the Parent Stock Issuance.

5. Except as expressly set forth herein, the Merger Agreement shall remain in full force and effect, and nothing contained in this Waiver shall be deemed to constitute a waiver to any actions that are not specifically permitted under this Waiver, or a modification of any other provision of the Merger Agreement or any document referred to therein.

6. The provisions of the Merger Agreement set forth in Section 9.3 (Counterparts; Effectiveness), Section 9.4 (Governing Law; Jurisdiction), Section 9.6 (Waiver of Jury Trial) and Section 9.9 (Severability) are incorporated by reference herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Waiver to be duly executed and delivered as of the date first above written.

DRIL-QUIP, INC.

By:	/s/ Jeffrey J. Bird
Name:	Jeffrey J. Bird
Title:	President and Chief Executive Officer

[Signature Page to Waiver]

INNOVEX DOWNHOLE SOLUTIONS, INC.

By:	/s/ Adam Anderson
Name:	Adam Anderson
Title:	Chief Executive Officer

[Signature Page to Waiver]